SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811- 2699
SERIES NO.: 7


74U.  1 Number of shares outstanding (000's omitted)
        Class A                                          36,153
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                           1,899
        Class C                                           1,029
        Class R                                           1,443
        Investor Class                                    8,906
        Institutional Class                               6,824

74V.  1  Net asset value per share (to nearest cent)
        Class A                                          $25.85
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                          $22.84
        Class C                                          $22.82
        Class R                                          $25.36
        Investor Class                                   $26.53
        Institutional Class                              $26.81